UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 201 Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

(603) 324-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Warrants	SKIL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 31, 2022, Skillsoft Corp. (the “Company”) convened a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on February 28, 2022 (the “Proxy Statement”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Proxy Statement.

There were 133,059,021 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”), issued and outstanding on March 7, 2022, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 111,116,885 shares present either by proxy or online, representing approximately 83.5% of the total outstanding shares of Common Stock as of the Record Date, which constituted a quorum.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – The Stock Issuance Proposal

The proposal to approve, for purposes of complying with applicable sections of the New York Stock Exchange Listed Company Manual, the issuance of shares of Common Stock of the Company pursuant to the Agreement and Plan of Merger, dated as of December 22, 2021, by and among the Company, Skillsoft Finance II, Inc., an indirect wholly-owned subsidiary of the Company (“Borrower”), Skillsoft Newco I, Inc., a direct wholly-owned subsidiary of Borrower, Skillsoft Newco II, LLC, a direct wholly-owned subsidiary of Borrower, Ryzac, Inc. (“Codecademy”), and Fortis Advisors LLC, solely in its capacity as the representative of the equity holders of Codecademy (the “Stock Issuance Proposal”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders, with approximately 90.9% of the votes cast being in favor of such proposal:

Votes For	Votes Against	Abstentions
100,952,086	9,168,417	996,382

Proposal No. 2 – The Adjournment Proposal

The proposal to approve one or more adjournments of the Special Meeting only: (i) to ensure that any supplement or amendment to the Proxy Statement that the Board of Directors of the Company has reasonably determined in good faith after consultation with the Company’s outside legal counsel is required by applicable law is disclosed to the Company’s stockholders and for such supplement or amendment to be promptly disseminated to the Company’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Common Stock represented (either virtually at the Special Meeting or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders if there are insufficient votes to approve the Stock Issuance Proposal. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders, with approximately 90.9% of the votes cast being in favor of such proposal:

Votes For	Votes Against	Abstentions
100,993,588	9,125,508	997,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 1, 2022

SKILLSOFT Corp.

By:	/s/ Gary W. Ferrera
Name:	Gary W. Ferrera
Title:	Chief Financial Officer